EXHIBIT 10(c)

CLECO CORPORATION

2030 Donahue Ferry Road

Pineville, LA 71360

DATE

NAME

LOCATION

                        Re:      Notice and Acceptance of Grant of Restricted Stock

                                    and Allocation of Opportunity Shares - _______ Performance Cycle

Dear _______________:

            The Compensation Committee of the Board of Directors (the "Committee") of Cleco Corporation (the "Company") appointed to administer the Cleco Corporation 2000 Long-Term Incentive Compensation Plan (the "Plan") has granted and allocated to you certain incentives related to shares of the Company's $1.00 par value voting common stock (the "Common Stock").  This letter is intended to provide you with notice of the terms and conditions applicable to your grant and allocation.  By execution below, you acknowledge and agree to be bound by the terms and conditions described herein and the provisions of the Plan.  Unless otherwise defined below, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

            1.         Grant of Restricted Stock.  The Committee grants to you an aggregate of TARGET shares of Common Stock (the "Restricted Stock"), provided that during the _______ Performance Cycle (as defined below), such shares:

            a.         Shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and

            b.         Shall be canceled and forfeited, without the payment of consideration by the Company, if you are notified that the Company has not achieved the Performance Objectives established for the ________ Performance Cycle or your employment with the Company and/or its Affiliates terminates for any reason, except as provided in paragraph 5 hereof.

            The Company has issued in your name a certificate or certificates for the Restricted Stock.  Pending the lapse of the restrictions described above or the cancellation and forfeiture of the Restricted Stock, you agree that the certificate or certificates will be held by the Company in escrow.  You also agree to execute stock powers endorsed in blank, if requested by the Committee.

NAME

DATE

            During the ______ Performance Cycle, you are entitled to the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares and to receive dividends if, as and when declared by the Board of Directors of the Company.

            2.         Allocation of Opportunity Shares.  The Company has also recorded in a bookkeeping account established and maintained for your benefit a contingent allocation of TARGET units, representing shares of Common Stock (the "Opportunity Shares").  While Opportunity Shares are allocated to your account, you are not treated as a shareholder of the Company with respect to the Opportunity Shares, and you have no right to receive dividends or vote the shares.

            3.         Performance Objectives.  A summary of the Performance Objectives established for the period beginning as of ______________, and ending _______________ (the "________ Performance Cycle") is attached hereto as Exhibit A. The summary is subject to the provisions of the Plan, including provisions authorizing the Committee to interpret the Plan, to determine the degree to which the Company achieves the Performance Objectives, and to adjust or amend the Performance Objectives during the _________ Performance Cycle.

            As soon as practicable after the end of the _________ Performance Cycle, the Committee will notify you of the number of shares of Restricted Stock, if any, that are no longer subject to restriction and the number of Opportunity Shares, if any, to be transferred or issued to you in the form of Common Stock from your bookkeeping account.  The amount will be determined by the Committee, based upon whether the Company has achieved the threshold, target or maximum Performance Objectives for the ________ Performance Cycle, as follows:

Performance Objective	Restricted Shares	Total Award At Maximum
Threshold	THRESHHOLD	--
Target	TARGET	--
Maximum	--	OUTSTANDING

Shares of Restricted Stock and Opportunity Shares that are not transferred or issued to you will  be forfeited and the affected certificates canceled by the Company.

            4.         Further Limitations.  A purpose of the Company in granting Restricted Stock and allocating Opportunity Shares is to encourage you to become a long-term shareholder of the Company.  Consistent with this purpose, you agree that if Restricted Stock is transferred to you free of restriction or Opportunity Shares are transferred to you in the form of Common Stock, you will not sell, assign or otherwise dispose of such Common Stock, without the prior consent of the Company.   This restriction will remain in effect during the period commencing as of _____________, and ending as of the earlier of (a) the date you cease to be an employee of

NAME

DATE

the Company or an Affiliate, or (b) _____________.  You agree that shares of Common Stock subject to this restriction may be held by the Company, in escrow, pending lapse.

            5.         Termination of Employment.  If your employment with the Company and its Affiliates is terminated prior to the expiration of the _________ Performance Cycle, Restricted Stock granted to you in accordance with paragraph 1 hereof and Opportunity Shares allocated to you in accordance with paragraph 2 hereof will be forfeited as of the date of your termination, except that:

            a.         If your employment with the Company and its Affiliates is terminated during the __________ Performance Cycle on account of your Retirement (as defined in the Plan) on or after age 65, all Performance Objectives shall be deemed satisfied and all restrictions shall lapse with respect to the number of shares of Restricted Stock granted to you in paragraph 1 hereof and all Opportunity Shares allocated to you in paragraph 2 hereof shall be transferred to you in the form of Common Stock.

            b.         If your employment with the Company is terminated during the __________ Performance Cycle on account of your death, disability or Retirement prior to age 65 or such termination is involuntary, but not on account of Cause, all Performance Objectives shall be deemed satisfied and all restrictions shall lapse with respect to the number of shares of Restricted Stock granted to you in paragraph 1 hereof and the Opportunity Shares allocated to you in paragraph 2 hereof shall be transferred in the form of Common Stock, each in a pro rated amount determined by multiplying the number of shares of Restricted Stock or Opportunity Shares granted or allocated by a fraction (i) the numerator of which is the number of days lapsed in the __________ Performance Cycle as of the date of your termination of employment, and (ii) the denominator of which is the total number of days in such period.

            If your employment with the Company or any Affiliate is terminated on account of Cause during the period described in paragraph 4 hereof, you agree that all Common Stock acquired on the lapse of restrictions and/or the transfer of Opportunity Shares will be forfeited and canceled as of the date of such termination, without requirement of further notice.  For this purpose, the term "Cause" generally means that you commit an intentional act of fraud, embezzlement or theft during your employment, you engage in intentional misconduct that is materially injurious to the Company (or an Affiliate), you wrongfully disclose confidential information, you intentionally damage the property of the Company or you intentionally refuse to perform your material job duties.  The Committee determines whether any termination is on account of Cause.

            6.         Change in Control.  Notwithstanding any provision of the Plan or this agreement to the contrary, upon the occurrence of a Change in Control, all Performance Objectives shall be deemed satisfied and all restrictions and limitations shall lapse as to the aggregate number of shares of Restricted Stock granted to you in paragraph 1 hereof and shares of Common Stock equal to the number of Opportunity Shares allocated to you in paragraph 2 hereof shall be

NAME

DATE

transferred to you, free of restriction.  If your employment with the Company is subject to a severance agreement, employment agreement or similar document defining the term "Change in Control," the definition contained in such document shall govern; otherwise, the term "Change in Control" shall be determined in accordance with the terms of the Plan.

            Unless you are or become a party to a separate written agreement with the Company that provides to the contrary, the Plan provides no portion of the payments you receive from the Company or an Affiliate on account of a Change in Control, including Common Stock under this paragraph 6, can be characterized as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.  If an excess parachute payment is otherwise payable to you on account of a Change in Control, you may be required to forfeit some or all of the Common Stock transferable hereunder to comply with this limitation.

            7.         Business Transactions.  If your employment with the Company or an Affiliate is involuntarily terminated on account of a Business Transaction and not on account of Cause, all Performance Objectives shall be deemed satisfied and all restrictions shall lapse as to the Restricted Stock granted to you in paragraph 1 hereof and shares of Common Stock equal to the number of Opportunity Shares allocated to you in paragraph 2 hereof shall be transferred to you, free of restriction.  For this purpose, the term "Business Transaction" is defined in the Plan as the sale, lease or other disposition of all or a substantial portion of the assets of an Affiliate or the sale or other disposition of all or substantially all of the issued and outstanding stock or other equity interests of an Affiliate.  The Committee determines whether any sale, lease or disposition is a Business Transaction.

            8.         Tax Payments.  If the restrictions lapse with respect to all or part of the Restricted Stock or if Opportunity Shares are transferred to you, the Company agrees to pay you in the year following the close of the _________ Performance Cycle (or such earlier time that Restricted Stock or Opportunity Shares are taxable) an amount determined by the Committee which will be sufficient to pay your federal, state and local taxes (assuming your highest marginal rate of tax based upon the compensation you receive from the Company and/or its Affiliates applicable in the year in which such payment is made) with respect to such Restricted Stock, Opportunity Shares and such cash payment. You agree that:

            a.         If Restricted Stock is released to you or Opportunity Shares are transferred or issued to you by the Company, you will, no later than the date of such release, transfer or issuance, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes required by law to be withheld by the Company with respect to such Restricted Stock and Opportunity Shares; and

            b.         The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments otherwise due to you any federal, state or local taxes required by law to be withheld.

NAME

DATE

            9.         No Assignment.  The grant and allocation described herein shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution.

            10.       Additional Requirements.  You acknowledge that Common Stock acquired hereunder may bear such legends as the Committee or the Company deems appropriate to comply with applicable Federal or state securities laws or under the terms of the Plan.  In connection therewith and prior to the issuance of such shares, you may be required to deliver to the Company such other documents as may be reasonably required to ensure compliance with applicable Federal or state securities laws.

            11.       Employment Rights.   Neither this agreement nor the grant of Restricted Stock or allocation of Opportunity Shares shall be deemed to confer upon you any right to continue in the employ of the Company or any Affiliate or interfere, in any manner, with the right of the Company or an Affiliate to terminate your employment, whether with or without cause, in its sole discretion.

            12.       Amendment.  The Committee may amend the terms and conditions set forth herein, without your consent, to the extent it determines that such amendment is necessary or appropraite to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.  You will receive written notice of any such amendment.  Otherwise, the terms and conditions set forth herein can be amended by the written consent of the parties hereto.

                                                                                                                                                Very truly yours,

                                                                                                                                                CLECO CORPORATION

                                                                                                                                                By:       _____________________________

                                                                                                                                                Its:

NAME

DATE

ACKNOWLEDGMENT AND AGREEMENT

            I acknowledge that the Restricted Stock granted and Opportunity Shares allocated hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, in addition to the terms and conditions of this agreement. By execution of this agreement, I acknowledge that no member of the Committee shall be liable for any action or determination taken in good faith with respect to the Plan or any grant or award hereunder.

                                                                                                                                                ___________________________________

                                                                                                                                                Signature

                                                                                                                                                Date: ______________________________

EXHIBIT A

CLECO CORPORATION

2000 LONG-TERM INCENTIVE COMPENSATION PLAN

PERFORMANCE OBJECTIVES

                        The Cleco Corporation 2000 Long-Term Incentive Compensation Plan (the "Plan") requires the Compensation Committee of the Board of Directors (the "Committee") of Cleco Corporation (the "Company") to establish performance measures for each Performance Cycle.

                        For the ________ Performance Cycle, the comparative performance measure approved is the relative price appreciation plus dividends paid per share on Common Stock ("Total Shareholder Return" or "TSR") during the _______ Performance Cycle as compared to the Total Shareholder Return of companies in the S&P Small and Midcap Electric Utilities Index ("Peer Group").  The Company's TSR must rank at or above the           percentile level in order for any award to be paid.  Actual awards are determined by the Committee based on the Company's rank within the peer group (see Attachment A - Performance Award Matrix).

                        Restrictions will lapse upon receipt by you of written notice from the Committee that the Company has achieved the Performance Objectives established for the _______ Performance Cycle; notice will be given by the Committee as soon as practicable after the close of the cycle.